FORM OF PLAN OF CONSOLIDATION

                              JNL VARIABLE FUND LLC
                 JNL/MELLON CAPITAL MANAGEMENT NASDAQ(R) 15 FUND
               JNL/MELLON CAPITAL MANAGEMENT VALUE LINE(R) 25 FUND
                JNL/MELLON CAPITAL MANAGEMENT DOWSM DIVIDEND FUND
                  JNL/MELLON CAPITAL MANAGEMENT S&P(R) 24 FUND

                            JNLNY VARIABLE FUND I LLC
              JNL/MELLON CAPITAL MANAGEMENT NASDAQ(R) 15 FUND (NY)
            JNL/MELLON CAPITAL MANAGEMENT VALUE LINE(R) 25 FUND (NY)
             JNL/MELLON CAPITAL MANAGEMENT DOWSM DIVIDEND FUND (NY)
                JNL/MELLON CAPITAL MANAGEMENT S&P(R) 24 FUND (NY)

                              PLAN OF CONSOLIDATION

     This plan of consolidation has been entered into on the 30th day of November, 2007, between the JNL VARIABLE FUND LLC (the "Variable Fund'), a Delaware limited liability company, on behalf of (i) its JNL/MELLON CAPITAL MANAGEMENT NASDAQ(R) 15 FUND (the "Surviving Nasdaq Fund"), (ii) its JNL/MELLON CAPITAL MANAGEMENT VALUE LINE(R) 25 FUND (the "Surviving Value Line Fund"), (ii) its JNL/MELLON CAPITAL MANAGEMENT DOWSM DIVIDEND FUND (thE "Surviving Dow Fund"), and (iv) its JNL/MELLON CAPITAL MANAGEMENT S&P(R) 24 FUND (the "Surviving S&P Fund") anD JNLNY VARIABLE FUND I LLC, (the "Variable Fund I"), a Delaware limited liability company, on behalf of (i) its JNL/MELLON CAPITAL MANAGEMENT NASDAQ(R) 15 FUND (NY) (the "Dissolving Nasdaq Fund"), (ii) its JNL/MELLON CAPITAL MANAGEMENT VALUE LINE(R) 25 FUND (NY) (the "Dissolving Value Line Fund"), (iii) its JNL/MELLON CAPITAL MANAGEMENT DOWSM DIVIDEND FUND (NY) (the "Dissolving Dow Fund") and (iv) its JNL/MELLON CAPITAL MANAGEMENT S&P(R) 24 FUND (NY) (the "Dissolving S&P Fund").

     WHEREAS, the Variable Fund and the Variable Fund I are each a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS the Variable Fund and the Variable Fund I ("Funds") are each a limited liability company formed under the Delaware Limited Liability Company Act ("Act");

     WHEREAS Variable Fund consists of two types of funds for tax purposes: (i) Disregarded Entity Funds and (ii) Regulated Investment Company Funds;

     WHEREAS Variable Fund I consists only of Disregarded Entity Funds for tax purposes;

     WHEREAS the Board of Managers of the Variable Fund and the Board of Managers of the Variable Fund I have each determined that the transactions described herein are in the best interests of the shareholders of the Dissolving Nasdaq Fund, the Dissolving Value Line Fund, the Dissolving Dow Fund, and the Dissolving S&P Fund and the Surviving Nasdaq Fund, the Surviving Value Line Fund, the Surviving Dow Fund, and the Surviving S&P Fund;

     WHEREAS the Board of Managers of the Variable Fund and the Board of Managers of the Variable Fund I have each determined that the transactions described herein will not dilute the interests of any member of the Dissolving Nasdaq Fund, the interests of any member of the Dissolving Value Line Fund, the interests of any member of the Dissolving Dow Fund, and the interests of any member of the Dissolving S&P Fund or the interests of any member of the Surviving Nasdaq Fund, interests of any member of the Surviving Value Line Fund, interests of any member of the Surviving Dow Fund, and interests of any member of the Surviving S&P Fund;

     WHEREAS the Board of Managers of the Variable Fund I has determined that the transactions described herein will provide for the equitable liquidation and distribution of the member interests of the Dissolving Nasdaq Fund, the Dissolving Value Line Fund, the Dissolving Dow Fund, and the Dissolving S&P Fund;

     WHEREAS Article III, Section 3.m. of the Variable Fund I's Operating Agreement, dated September 9, 2004 (the "Operating Agreement"), authorizes the Board of Managers to consolidate any series of the Variable Fund I;

     WHEREAS the Board of Managers of the Variable Fund I has determined that the Dissolving Nasdaq Fund, the Dissolving Value Line Fund, the Dissolving Dow Fund, and the Dissolving S&P Fund should be consolidated with and into the Surviving Nasdaq Fund, the Surviving Value Line Fund, the Surviving Dow Fund, and the Surviving S&P Fund; and

     WHEREAS the Board of Managers of Variable Fund I has been advised by counsel that approval of this agreement and plan of consolidation by members of the Dissolving Nasdaq Fund, by members of the Dissolving Value Line Fund, by members of the Dissolving Dow Fund, and by members of the Dissolving S&P Fund is not required under the Operating Agreement or applicable law;

     NOW, THEREFORE, all the assets, liabilities and interests of the Dissolving Nasdaq Fund, the Dissolving Value Line Fund, the Dissolving Dow Fund, and the Dissolving S&P Fund shall be transferred on the Closing Date to the Surviving Nasdaq Fund, the Surviving Value Line Fund, the Surviving Dow Fund, and the Surviving S&P Funds described below:

     1. The Closing Date shall be November 30, 2007, or such other day on which the Funds are open for business and the New York Stock Exchange is open for unrestricted trading as may be determined by the Funds' management;

     2. On or before the Closing Date, and before effecting the transaction described herein, JNLNY Variable Fund I LLC shall have received a satisfactory written opinion of legal counsel as to such transaction to the effect that:

          (a) such transaction shall not qualify as a tax-free transfer of assets in exchange for stock under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"); or as a tax-free reorganization under Section 368(a)(1) of the Code, but that (i) the contract owners with beneficial interests in the Dissolving Nasdaq Fund, the Dissolving Value Line Fund, the Dissolving Dow Fund, and the Dissolving S&P Fund will not realize a tax gain or loss as a result of the transaction because of the nature of the contracts, (ii) the Surviving Nasdaq Fund, the Surviving Value Line Fund, the Surviving Dow Fund, and the Surviving S&P Fund will not realize a tax gain or loss as a result of the transaction, and (iii) if appropriate basis adjustments are made pursuant to the rules of Section 817(b) of the Code, the gain or loss that would otherwise be recognized by JNLNY Separate Account I upon the exchange of the assets of the Dissolving Nasdaq Fund, the Dissolving Value Line Fund, the Dissolving Dow Fund, and the Dissolving S&P Fund for shares of the Surviving Nasdaq Fund, the Surviving Value Line Fund, the Surviving Dow Fund, and the Surviving S&P Fund will be reduced or eliminated; and

          (b) the securities to be issued in connection with such transaction have been duly authorized, and when issued in accordance with this Plan, will have been validly issued and fully paid and will be non-assessable by the Surviving Nasdaq Fund, the Surviving Value Line Fund, the Surviving Dow Fund, and the Surviving S&P Fund.

     3. In exchange for all of its interests in the Dissolving Nasdaq Fund, the Dissolving Value Line Fund, the Dissolving Dow Fund, and the Dissolving S&P Fund, each member of the Dissolving Nasdaq Fund, each member of the Dissolving Nasdaq Fund, each member of the Dissolving Dow Fund and each member of the Dissolving S&P Fund shall receive a number of shares, including fractional shares, of the Surviving Nasdaq Fund, the Surviving Value Line Fund, the Surviving Dow Fund, and the Surviving S&P Fund equal in dollar value to the member's interests in the Dissolving Nasdaq Fund, the Dissolving Value Line Fund, the Dissolving Dow Fund, and the Dissolving S&P Fund. Each member of the Dissolving Nasdaq Fund, each member of the Dissolving Value Line Fund, each member of the Dissolving Dow Fund, and each member of the Dissolving S&P Fund shall thereupon become a shareholder of the Surviving Nasdaq Fund, the Surviving Value Line Fund, the Surviving Dow Fund, and the Surviving S&P Fund.

     4. For purposes of this transaction, the value of the shares of the Surviving Nasdaq Fund, the Surviving Value Line Fund, the Surviving Dow Fund, and the Surviving S&P Fund and the members' interests in the Dissolving Nasdaq Fund, the Dissolving Value Line Fund, the Dissolving Dow Fund, and the Dissolving S&P Fund shall be determined as of 4:00 p.m., Eastern Time, on the Closing Date. Those valuations shall be made in the usual manner as provided in the relevant Fund's prospectus.

     5. Upon completion of the foregoing transactions, the Dissolving Nasdaq Fund, the Dissolving Value Line Fund, the Dissolving Dow Fund, and the Dissolving S&P Fund shall be terminated and no further member interests shall be issued by it. The classes of the Variable Fund's shares representing the Dissolving Nasdaq Fund, the Dissolving Value Line Fund, the Dissolving Dow Fund, and the Dissolving S&P Fund shall thereupon be closed and the shares previously authorized for those classes shall be reclassified by the Board of Managers. The Board of Managers and management shall take whatever actions may be necessary under Delaware law and the 1940 Act to effect the termination of the Dissolving Nasdaq Fund, the Dissolving Value Line Fund, the Dissolving Dow Fund, and the Dissolving S&P Fund.

     6. The costs and expenses of these transactions, including the preparation, filing, printing and mailing of disclosure documents and related legal fees shall be borne by Jackson National Asset Management, LLC.


IN WITNESS WHEREOF, JNL VARIABLE FUND LLC, on behalf of its JNL/MELLON CAPITAL MANAGEMENT NASDAQ(R) 15 FUND, JNL/MELLON CAPITAL MANAGEMENT VALUE LINE(R) 25 FUND, JNL/MELLON CAPITAL MANAGEMENT DOWSM DIVIDEND FUND, and itS JNL/MELLON CAPITAL MANAGEMENT S&P(R) 24 FUND and JNLNY VARIABLE FUND I LLC, on behalf of its JNL/MELLON CAPITAL MANAGEMENT NASDAQ(R) 15 FUND, JNL/MELLON CAPITAL MANAGEMENT VALUE LINE(R) 25 FUND, JNL/MELLON CAPITAL MANAGEMENT DOWSM DIVIDEND FUND, and its JNL/MELLON CAPITAL MANAGEMENT S&P(R) 24 FUND, has caused this plan of consolidation tO be executed and attested in the City of Lansing, State of Michigan, on the date first written above.


JNL VARIABLE FUND LLC                      JNLNY VARIABLE FUND I LLC

By:                                        By:

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Mark D. Nerud, President                   Mark D. Nerud, President

ATTEST:                                    ATTEST:

----------------------------------         -------------------------------------
Daniel W. Koors, Vice President            Daniel W. Koors, Vice President
& Chief Financial Officer                  & Chief Financial Officer